Exhibit 99.2

Contact:	Michael G. Webb Chief Financial Officer (901) 367-0888 Ext. 1226
BACK YARD BURGERS EXPECTS MERGER CLOSING
TO OCCUR ON NOVEMBER 5, 2007
MEMPHIS, Tennessee (October 31, 2007) — Back Yard Burgers, Inc. (NASDAQ: BYBI) announced today that it currently expects the merger transaction with BBAC, LLC and BBAC Merger Sub, Inc. to close on November 5, 2007, subject to completion by BBAC of its financing arrangements with its lenders. The Company also announced that it has entered into an agreement with BBAC and BBAC Merger Sub to extend the date on which either Back Yard Burgers or BBAC could terminate the existing merger agreement among the parties, if the merger has not then been completed, from October 31, 2007 to November 5, 2007.
About Back Yard Burgers
Back Yard Burgers operates and franchises quick-service restaurants in 20 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.
Forward-looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Back Yard Burgers intends these forward-looking statements to be covered by the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected timeframe in which Back Yard Burgers will close its merger transaction with BBAC, LLC and BBAC Merger Sub, Inc. and the other transactions contemplated by the merger agreement. Back Yard Burgers cannot guarantee that the merger will be completed because the merger transaction involves various risks and uncertainties that cannot be predicted or quantified. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):
1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888 | Fax 901 367 0999 | www.backyardburgers.com | Nasdaq Symbol BYBI

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with BBAC, LLC and BBAC Merger Sub, Inc.; the outcome of any legal proceedings that may be instituted against Back Yard Burgers related to the merger agreement or otherwise; the inability to complete the merger due to the failure to satisfy the conditions to completion of the merger, including the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations; the potential difficulties in employee retention as a result of the merger; and the impact of the indebtedness to be incurred to finance the consummation of the merger.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Back Yard Burgers disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.
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1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888 | Fax 901 367 0999 | www.backyardburgers.com | Nasdaq Symbol BYBI